SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
MEDAIRE, INC.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule, or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MEDAIRE, INC.
80 E. RIO SALADO PARKWAY, SUITE 610
TEMPE, ARIZONA, 85281, USA
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2007
Dear MedAire, Inc. shareholder:
The 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of MedAire, Inc., a Nevada corporation (the “Company”), will be held on May 14, 2007 at 1:30 p.m. MST, at Tempe Mission Palms, 60 East Fifth Street, Tempe, Arizona 85281 USA for the following purposes:
(1)	To elect Class I Directors of the Company to serve until the 2010 Annual Meeting of Shareholders; and

(2)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board of Directors has fixed March 16, 2007 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed for the Annual Meeting.
Your copy of the 2006 Annual Report of the Company is enclosed.

By Order of the Board of Directors

James Allen Williams
Chief Executive Officer
Tempe, Arizona, USA
April 9, 2007
IMPORTANT
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR SHAREHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2007
PROPOSAL 1 — ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL NOMINEES FOR DIRECTOR
VOTING SECURITES AND PRINCIPAL HOLDERS THEREOF
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
OTHER BUSINESS
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

MEDAIRE, INC.
80 E. RIO SALADO PARKWAY, SUITE 610
TEMPE, ARIZONA 85281, USA
PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 14, 2007
Solicitation of Proxies; Accompanying Documentation
We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of MedAire, Inc. (which we refer to as the “Company,” “we,” or “us”), for the 2007 Annual Meeting of Shareholders (the “Annual Meeting”), including any adjournment or postponement thereof. The Annual Meeting will be held on May 14, 2007 at 1:30 p.m. MST, at Tempe Mission Palms, 60 East Fifth Street, Tempe, Arizona 85281 USA.
Starting on or about April 10, 2007, we are mailing this proxy statement to shareholders entitled to vote at the Annual Meeting, together with a form of proxy and voting instructions (“proxy form”) and the Company’s Annual Report for the year ended December 31, 2006 (including audited financial statements filed with the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”)). Additional copies of the Annual Report, along with copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (not including documents incorporated by reference), are available without charge to shareholders upon written request to the Company: MedAire, Inc., Attention: Secretary, 80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA. You may review the Company’s filings with the Securities and Exchange Commission by visiting the Company’s website at www.medaire.com.
Costs of Solicitation
All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers, directors and employees of the Company may solicit the return of proxies by personal interview, mail, telephone and/or facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company’s transfer agent, ComputerShare Investor Services Pty Limited, for their reasonable out-of-pocket expenses in forwarding such material.
Shareholders Entitled to Vote at the Annual Meeting
If you were a registered shareholder at the close of business on the record date, March 16, 2007, you are entitled to receive this notice and to vote at the Annual Meeting. There were 57,527,960 shares of common stock outstanding on the record date. You will have one vote on each matter properly brought before the Annual Meeting for each share of Company common stock you own.
Uncertificated Shares
In order to allow trading of our common stock on the Australian Stock Exchange (“ASX”), CUFS (CHESS Units of Foreign Securities) are issued to shareholders in uncertificated form. CUFS represent beneficial ownership of the underlying shares of our common stock, the legal ownership of which is held by CHESS (Clearing House Electronic Subregister System) Depository Nominees Pty Ltd. (“CDN”), which is controlled by ASX. CUFS are structured so that each of the CUFS represents one of our shares. Our shares are listed and quoted on the ASX, but trades are settled in CHESS by the delivery of CUFS. Holders are sent a holding statement within one week after a new CUFS account is created, and further holder statements are sent one week after the end of the month in which a transaction change occurs in the holder’s CUFS account. Legal title to all shares remains with CDN, unless and until a CUFS holder requests in writing a transfer of beneficially owned shares from CDN to the holder, in which case a paper transfer will be effected in accordance with our Certificate of Incorporation and By-laws. We maintain a register of individual CUFS holders through Computershare Investor Services in Perth, Australia (the “Register”).

How to Vote Your Shares
ASX rules require us to send a notice of shareholder meetings (like this proxy statement) to each CUFS holder at the address recorded in the Register. Holders of our common stock are generally entitled to one vote per share held on all matters submitted to a vote of the holders of common stock.
Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote in advance.
You may vote your shares by:
•	Attending the Annual Meeting and casting your vote on the proposals;

•	Granting a proxy to someone who attends the Annual Meeting, providing instructions to that person about how to vote your shares by making the appropriate indications on the accompanying proxy form. If you do not instruct your proxy how to vote, your proxy may vote at the Annual Meeting in accordance with his or her discretion. You may grant a proxy to any individual by filling in their name in the space provided at the top of the accompanying proxy form; or

•	Designating James Allen Williams, our Chief Executive Officer, as your proxy (expressly, or by leaving the space provided at the top of the accompanying proxy form blank), and providing instructions about how to vote your shares by making the appropriate indications on the accompanying proxy form, in which case Mr. Williams will act as your proxy and vote your shares in accordance with your instructions. If no clear direction is made, your shares will be voted “for” Proposal 1 and in the discretion of Mr. Williams with respect to any other matter that is properly brought before the Annual Meeting.
o	Two business days prior to the Annual Meeting, the Company will provide to CDN a tabulation of how shareholders who return a proxy form that does not designate an individual to act as proxy (Mr. Williams will then act as proxy) have voted with respect to the proposals described in this proxy statement. CDN will review and approve this tabulation. To have your votes tabulated by CDN prior to the Annual Meeting the Company must receive your proxy form designating Mr. Williams as proxy (expressly, or by leaving the space provided at the top of the accompanying proxy form blank) no later than 1:30 p.m. (Mountain Standard Time) on May 10, 2007. Please deliver your completed, executed proxy form:
•	by mail to Secretary, MedAire, Inc., 80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA; or

•	by facsimile to (480) 333-3592, Attention: Secretary.
o	Mr. Williams will advise CDN of all of the shareholder votes for which he is a proxy by providing CDN a combined tabulation of the votes of all shareholders for whom he is designated the proxy. He will direct CDN to record a vote in favor of each proposal for each share he has been directed to vote in favor of the proposal and to record a vote against (or, in the case of the election of Directors, withhold votes from) each proposal (or nominee for election as Director) for each share he has been directed to vote against (or withhold votes from) the proposal (or nominee for election as Director).
Shareholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How to Revoke Your Proxy
You may revoke your proxy at any time before it is voted at the Annual Meeting by:
•	delivering written notice of revocation to: Secretary, MedAire, Inc., 80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA, at any time before the proxy is voted;

•	executing and delivering a later-dated proxy; or

•	attending the Annual Meeting and voting by ballot.
No notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting. Such revocation will not affect a vote on any matter taken prior to the receipt of such revocation. Your attendance at the Annual Meeting will not by itself revoke your proxy.
Voting at the Annual Meeting
The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to vote in person at the Annual Meeting. If you hold your shares in street name, you must obtain a proxy executed in your favor from your nominee (such as a bank or broker) to be able to vote at the Annual Meeting.
Your shares will be voted at the Annual Meeting as directed by the voting instructions on your proxy form if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the Annual Meeting, and (4) you did not revoke your proxy prior to the Annual Meeting.
The Board’s Recommendations
If you send a properly executed proxy form designating Mr. Williams as proxy (expressly, or by leaving the space provided at the top of the accompanying proxy form blank) without specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors:
•	FOR the election of the nominated slate of Class I Directors (see pages 7 and 8);
If any other matters properly come before the Annual Meeting, the shares represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies.
Votes Required to Approve Each Item
The presence at the Annual Meeting (in person or by proxy) of the holders of at least a majority of the shares outstanding on the record date, March 16, 2007 is necessary to have a quorum allowing us to conduct business at the Annual Meeting. The following votes are required to approve each item of business at the Annual Meeting:
•	Election of Directors: Nevada law requires that a plurality of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the election of the Directors (Proposal 1). Under plurality voting, nominees for Director who receive the greatest number of favorable votes are elected.

•	Other Items: A majority of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve any other items of business that properly come before the Annual Meeting.
Broker “non-votes” occur when a nominee (such as a bank or broker) returns a proxy, but does not have the authority to vote on a particular proposal because it has not received voting instructions from the beneficial owner. Broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority. Accordingly, broker “non-votes” will have no effect on the outcome of the vote for the election of Directors or any other proposed matter. Shareholders of record who are present in person or by proxy and who abstain (or, in the case of the election of Directors, withhold their vote), including brokers holding customers’ shares of record who cause abstentions (or, in the case of election of Directors, withheld votes) to be recorded at the Annual Meeting, are considered shareholders who are present and entitled to vote and are counted toward the quorum. A properly executed proxy marked “ABSTAIN” with respect to any matter, or “WITHHOLD” with respect to the election of Directors, will not be voted. Accordingly, withheld votes will have no effect on the outcome of the election of Directors, and abstentions will have the same effect as a vote “AGAINST” any other proposed matter.
Annual Meeting Admission
You may attend the Annual Meeting if you are a registered shareholder, a proxy for a registered shareholder, or a beneficial owner of Company common stock with evidence of ownership.
Voting Results
We will include the results of the Annual Meeting in the Company’s next quarterly report filed with the SEC.
* * * * *

PROPOSAL 1 — ELECTION OF DIRECTORS
(Item 1 on Proxy Form)
The Articles of Incorporation of the Company provide that the number of Directors constituting the Board of Directors may be as many as nine (9). By Consent Resolutions effective March 1, 2006 (the “Consent Resolutions”), a majority of our shareholders established the number of Directors comprising the Board of Directors at nine (9) and elected nine (9) Directors.
On March 8, 2006, our Board of Directors amended our By-laws to divide the Directors into 3 classes, with (i) Class I Directors being required to stand for re-election at the Annual Meeting; (ii) Class II Directors having been re-elected at the 2006 Annual Meeting, and holding office until the 2008 annual meeting of shareholders; and (iii) Class III Directors having been re-elected at the 2006 Annual Meeting, and holding office until the 2009 annual meeting of shareholders.
At each annual meeting after the 2006 Annual Meeting, Directors will be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual meeting.
The Class I Directors are Ms. Joan Sullivan Garrett, Mr. Terry Giles and Dr. Roy Herberger. Each of these individuals are standing for re-election at the 2007 Annual Meeting, and will continue as a Director until the 2010 annual meeting of shareholders or until his or her successor shall have been duly elected and qualified.
The Class II Directors are Ms. Sandra Wilkenfeld Wadsworth and Messrs. John Gilbert McCormack and Gregory J. Bell. Each will serve until the 2008 annual meeting of shareholders or until his or her successor shall have been duly elected and qualified.
The Class III Directors are Messrs. James Allen Williams, John Jessup and Neil Warren Hickson. Each will serve until the 2009 annual meeting of shareholders or until his successor shall have been duly elected and qualified.
All of the nominees are incumbent Directors standing for re-election. Each nominee has consented to be named in this Proxy Statement and to serve if elected. If, prior to the Annual Meeting, any nominee should become unavailable to serve for any reason, the shares represented by all properly executed proxies will be voted for such alternate individual as shall be designated by the Board of Directors, unless the Board of Directors shall determine to reduce the number of Directors pursuant to the By-laws of the Company.
Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for the election of Directors. Shares will be voted for the nominees in accordance with the specifications marked on the proxies applicable thereto, and if no specification is made, will be voted “FOR” the election of the nominees.
The table below sets forth the names and ages of the nominees for Directors standing for election and the year each first became a Director of the Company.

		Year First Became a		To Stand Until
		Director of the		Annual General
Name	Age	Company	Class	Meeting
Ms. Joan Sullivan Garrett	57	1987	Class I	2010
Mr. Terry Giles	64	2004	Class I	2010
Dr. Roy Herberger	64	2004	Class I	2010

Set forth below for each person nominated to be a Director is a description of all positions held by such person with the Company and the principal occupations of such person during at least the last five years.
Joan Sullivan Garrett. Ms. Sullivan Garrett has served as our Chief Executive Officer since founding the Company in 1985 through March 8, 2006 and as our Chairperson since 1987. From 1985 to 2004 Ms. Sullivan Garrett served as our President as well. A critical care registered flight nurse and chief medical officer with more than 15 years medical experience, Ms. Sullivan Garrett created the first emergency medical global response center, MedLink, where medical emergencies are managed by a team of Board-certified emergency physicians. Ms. Sullivan Garrett has consulted with airlines and governing bodies such as British Airways and the U.S. Federal Aviation Administration on health and safety-related projects and issues. She serves as Vice-Chairperson on the Board of Governors for the Flight Safety Foundation, has provided congressional testimony, and is a corporate member of the National Business Aviation Association and the Associate Member Advisory Council. Ms. Sullivan Garrett has been a long-time member and Director of the International Aviation Women’s Association, the Aerospace Medical Association and the International Society of Travel Medicine. She also is a member of Arizona Business Leadership. Ms. Sullivan Garrett graduated from Mesa Community College with an AA degree in nursing. Additionally, she has taken various Global Leadership courses through the Executive Education Program at Thunderbird, the Garvin School of International Management. Ms. Sullivan Garrett currently holds approximately 32.5% of our outstanding common stock, was appointed for a period of 5 years as a member of the Board of Directors of AEA Investment, Ltd., a wholly-owned subsidiary of AEA International Holdings, Ltd., a corporation organized under the laws of the British Virgin Islands and the parent company of BDS and International SOS Assistance, Inc.
Terry Giles. Mr. Giles has served as a non-executive and independent member of the Board of Directors of the Company since May 2004. He is a member of the Audit and Corporate Governance Committee and the Compensation and Nomination Committee and Chairman of the Special Compliance Committee. Mr. Giles has been a corporate executive, an entrepreneur, and a consultant in the banking, technology, and distribution industries. He has served as the Senior Vice President and Chief Financial Officer of Lincoln First Bank (now part of J.P. Morgan Chase), of Great Western Bank and of First Commercial Savings and Loan Association. He has also served as the Senior Vice President, Finance and Administration and Chief Financial Officer of MicroAge, Inc., and as Manager of Intec, LLC. In addition to accounting, control, treasury, investment, and planning duties, his corporate responsibilities have included information technology, human resources, legal, and various administrative functions. His career experience includes positions in large, mid-sized, and small corporations. Mr. Giles holds a BS degree and a MBA degree in Finance from the University of Rochester. He also served as an officer in the U.S. Navy.
Dr. Roy Herberger, Ph.D. Dr. Herberger has served as a non-executive and independent member of the Board of Directors of the Company since May 2004. He is the Chairman of the Compensation and Nomination Committee and is a member of the Audit and Corporate Governance Committee and Special Compliance Committee. Dr. Herberger recently retired as President of Thunderbird, the Garvin Graduate School of International Management, a position he has held since 1989. Dr. Herberger’s experience includes research and consultancies with several major Asian corporations. His articles in international business negotiations have appeared in U.S. and international academic and business periodicals. Dr. Herberger has served on numerous councils and committees focused on economic development, and sits on the Boards of several corporations as follows: PinWest Capital Corp, Action Performance, InterCard Wireless and Direct Merchants Credit Card Bank. InterCard Wireless, a public company in Australia, entered receivership in Australia on August 9, 2004 and has yet to come out of receivership. He also serves on the Board of Forest Highlands Foundation and the Mayo Clinic. Dr. Herberger earned his Bachelor and Master’s degrees in Business from the University of Texas at Austin and his Doctorate in Marketing from the University of Colorado.
* * * * *
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” ALL NOMINEES FOR DIRECTOR.
* * * * *

VOTING SECURITES AND PRINCIPAL HOLDERS THEREOF
The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company is March 16, 2007 (the “Record Date”).
As of the Record Date there are 57,527,960 shares of common stock issued and outstanding. The common stock is the only outstanding class of voting securities of the Company. Each share of common stock entitles the holder to one vote on all matters submitted to the shareholders.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each Director and nominee for Director, (iii) each executive officer listed in the Summary Compensation Table set forth in “Executive Compensation” below, and (iv) all Directors and executive officers as a group.

		Amount and
		Nature of
	Name and Address of	Beneficial	Percentage
Title of Class	Beneficial Owner(1)	Ownership	of Class(2)
Principal Securityholders:
Common	Gaelic LLC(3)	18,676,065	32.46%
	2448 E. Squawbush Pl.
	Phoenix, AZ 85048
Common	Bell Potter Nominees Ltd.	12,055,283	20.96%
	GPO Box 4718TT
	Melbourne, Victoria 3001
	Australia
Common	Excellus Investments Pte Ltd.	6,897,480	11.99%
	331 N. Bridge road
	317-00 Odeon Towers
	Singapore 188720
Common	ANZ Nominees Limited	4,315,505	7.50%
	GPO Box 2842AA
	Melbourne, Victoria 3001
	Australia
Common	Best Dynamic Services Limited(4)	3,149,866	5.48%
	PO Box 957
	Offshore Incorporations Centre
	Road Town, Tortola
	British Virgin Islands
Directors and Named Executive Officers:
Common	James Allen Williams	56,100	*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Joan Sullivan Garrett(5)	18,676,065	32.46%
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281

		Amount and
		Nature of
	Name and Address of	Beneficial		Percentage
Title of Class	Beneficial Owner(1)	Ownership		of Class(2)
Common	James E. Lara	580,000	(6)	1.0%
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Michelle Hanson	150,000	(7)	*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Jeff Gregorec	100,000	(8)	*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Roger Sandeen	20,000		*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Heidi Giles(13)	50,000	(12)	*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Jim Gibson	50,000	(12)	*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Janis Straty	100,000	(8)	*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Terry Giles(13)	81,000	(9)	*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Roy Herberger	70,000	(10)	*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Gregory Bell	0		*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	John Jessup	0		*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281

		Amount and
		Nature of
	Name and Address of	Beneficial		Percentage
Title of Class	Beneficial Owner(1)	Ownership		of Class(2)
Common	John McCormack	810,000	(11)	1.4%
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Neil Hickson	0		*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Sandra Wadsworth	0		*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281

Directors and Executive Officers as a Group (16 persons)		20,743,165		35.33%

*	Less than one percent.

(1)	Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

(2)	Shares which an individual or group has a right to acquire within 60 days of March 16, 2007 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person shown in the table. On March 16, 2007, the date as of which these percentages are calculated, there were 57,527,960 shares of our Common Stock issued, and 1,763,630 options to purchase Common Stock and 580,000 warrants for shares of Common Stock deemed to be outstanding.

(3)	Joan Sullivan Garrett is the manager of Gaelic, LLC and its sole member is Ms. Sullivan Garrett’s family trust.

(4)	Based on Form 4’s — General Statements of Changes in Beneficial Ownership filed with the U.S. Securities and Exchange Commission for International SOS (EMEA) Holdings N.V., which is a wholly-owned subsidiary of AEA International Holdings Limited. EMEA is affiliated with three other entities, Best Dynamic Services Limited, Bell Potter Nominees, Ltd. and Excellus Investments Pte. Ltd. These three entities owned 5.5%, 21.0% and 10.4%, respectively, of the Company’s outstanding common stock as of December 31, 2006. Each such entity disclaims any beneficial ownership of any of the securities to which such report relates, except to the extent of each such entity’s indirect pecuniary interest in such securities. Arnaud P.A. Vaissie, Pascal M.G. Rey-Herme, and Laurent Sabourin, collectively, have investment and voting power with respect to the securities of AEA International Holdings Limited and may be deemed to indirectly beneficially own the securities held.

(5)	Ms. Sullivan Garrett has indirect ownership of these shares through Gaelic, LLC, an LLC managed by Ms. Sullivan Garrett and of which the sole member is Ms. Sullivan Garrett’s family trust.

(6)	Consists of 580,000 immediately exercisable warrants to purchase shares of Common Stock.

(7)	Consists of 150,000 immediately exercisable options to purchase shares of Common Stock, all of which were issued pursuant to our Amended and Restated 1998 Key Employee Stock Option Plan.

(8)	Consists of 100,000 immediately exercisable options to purchase shares of Common Stock, all of which options were issued pursuant to our Amended and Restated 1998 Key Employee Stock Option Plan.

(9)	Consists of 11,000 shares held directly and 70,000 immediately exercisable options to purchase shares of Common Stock issued pursuant to our Amended and Restated 1998 Key Employee Stock Option Plan.

(10)	Consists of 70,000 immediately exercisable options to purchase shares of Common Stock issued pursuant to our Amended and Restated 1998 Key Employee Stock Option Plan.

(11)	Consists of 510,000 shares held directly, 10,000 shares immediately exercisable options to purchase shares of Common Stock issued pursuant to our Amended and Restated 1998 Key Employee Stock Option Plan and 290,000 shares held indirectly in the name of John McCormack and Janice Esme McCormack.

(12)	Consists of 50,000 immediately exercisable options to purchase shares of Common Stock, all of which options were issued pursuant to our Amended and Restated 1998 Key Employee Stock Option Plan.

(13)	Ms. Giles and Mr. Giles are not related for purposes of the related person transaction disclosure rules.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors conducts its business through meetings of the Board of Directors and through its standing committees. The Board of Directors has determined that John McCormack, Terry Giles and Dr. Roy Herberger are independent within the meaning of currently applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Nasdaq listing standards, the Australian Corporations Act and ASX Listing Rules.
Special Compliance Committee
The Company’s Board of Directors has a Special Compliance Committee. As of the date of this Proxy Statement, our Special Compliance Committee consists of John McCormack, Terry Giles and Dr. Roy Herberger. Mr. Giles is the Chairman of the Special Compliance Committee. The Board considers that these members have appropriate expertise and understanding of the markets in which the Company operates.
The principle functions of the special compliance committee include reviewing and making recommendations to the Board relating to anti-trust implications of Company actions, and addressing conflict of interest situations involving ISOS or ISOS affiliated Board members. The committee’s responsibilities include assessing situations that could lead to actions by the Company that could have adverse results under U.S. antitrust laws to prevent such actions and ensure that potential conflicts of interest do not harm the Company.
Audit and Corporate Governance Committee
The Company’s Board of Directors has an Audit and Corporate Governance Committee. As of the date of mailing this Proxy Statement, our Audit and Corporate Governance Committee consists of Gregory J. Bell, Terry Giles and Dr. Roy Herberger. Mr. Bell is the Chairman of the Audit and Corporate Governance Committee. Our Board of Directors has determined Mr. Giles and Dr. Herberger, but not Mr. Bell, to be “independent” within the meaning of currently applicable rules of the Securities Exchange Act of 1934 (“Exchange Act”) and Nasdaq listing standards for audit committee members and has determined that all members of the Audit and Corporate Governance Committee comply with the financial knowledge requirements of Nasdaq listing standards. In addition, our Board of Directors has determined that Gregory Bell qualifies as a “financial expert” within the meaning of currently applicable rules of the Exchange Act and complies with the professional experience requirements of the Nasdaq listing standards.
The Audit and Corporate Governance Committee charter provides that the committee is comprised of a minimum of two directors and assists the Board of Directors in oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function, the quality and integrity of the accounting, auditing and reporting practices of the Company, the Company’s systems of disclosure controls and procedures and internal control over financial reporting and related issues. On March 8, 2006, the Board of Directors amended the Audit and Corporate Governance Committee charter to eliminate the requirement that all members of the committee be independent. A current copy of the Audit and Corporate Governance Committee charter is available on the Company’s website, www.medaire.com under the “Company-Investor Relations-Corporate Governance” captions.
Report of the Audit and Corporate Governance Committee
The Audit and Corporate Governance Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2006 with management of the Company and with Moss Adams, the Company’s independent registered public accounting firm. The Audit and Corporate Governance Committee has also discussed with Moss Adams the matters required by Statement on Auditing Standards No. 61, “Communications with Audit Committees.” The Audit and Corporate Governance Committee has also received the written disclosures and the letter from Moss Adams required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with Moss Adams its independence.
Based on the review and discussions referred to above, the Audit and Corporate Governance Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.
Submitted by the Audit and Corporate Governance Committee of the Board of Directors,
Gregory J. Bell, Chairman
Terry Giles
Dr. Roy Herberger
Compensation and Nomination Committee
The Company’s Board of Directors has established a Compensation and Nomination Committee. Our Compensation and Nomination Committee consists of Dr. Roy Herberger, (Chairman), Terry Giles, and John Jessup. Our Board of Directors has determined Dr. Herberger and Mr. Giles, but not Mr. Jessup, to be “independent” within the meaning of currently applicable rules of the Exchange Act and Nasdaq listing standards. The Company’s stock is not currently listed on Nasdaq or any other national securities exchange or automated inter-dealer quotation system of a national securities association in the United States. Notwithstanding the foregoing, in accordance with Exchange Act rules, the Company has elected to disclose the extent to which it complies with the director independence requirements set forth in the Nasdaq listing standards.
The Compensation and Nomination Committee Charter provides that the Committee shall be comprised of a minimum of two directors, and that the Committee shall review the Company’s policies on executive compensation and make recommendations to the Board with respect to such compensation, and identify individuals qualified to become Board members and select or recommend that the Board select the Director nominees for the next annual meeting of the shareholders. A current copy of the Compensation and Nomination Committee Charter is available on the Company’s website, www.medaire.com under “Company-Investor Relations-Corporate Governance” captions.
Board candidates, including Directors standing for reelection, are considered based upon various criteria, such as skills, experience, expertise and personal qualities that will best complement Board effectiveness; the capability of the candidate to devote the necessary time and commitment to the role; and potential conflicts of interest and independence. Detailed background information in relation to a potential candidate is also provided to all Directors. In identifying potential candidates, the Compensation and Nomination Committee may rely on suggestions and recommendations from the Board, management and others, and may also retain search firms for assistance. The Board believes that the Company’s independent Directors are in the best position to locate qualified candidates, therefore, the Board does not currently have a policy with regard to the consideration of any Director candidates recommended by shareholders.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation and Nomination Committee during the last fiscal year was previously an officer or employee of the Company or its subsidiaries. Nor did any such member engage in any transactions or incur any indebtedness with the Company or others during the last fiscal year required to be disclosed pursuant to Item 404 of Regulation S-K.
Meetings of the Board of Directors and Committees
During the fiscal year ended December 31, 2006, the Board of Directors met six times and took actions on four other occasions by unanimous written consent. During such period, there were four meetings of the Audit and Corporate Governance Committee and one meeting of the Nomination and Compensation Committee.
During the fiscal year ended December 31, 2006, each Director attended at least 75% of the Board of Directors meetings and meetings of any committees on which he or she served.

The Directors are encouraged but not required to attend the Annual General Meeting of shareholders. Seven of the nine directors attended last year’s Annual General Meeting in person or by phone.
Shareholder Communications with Directors
Shareholders who wish to communicate with the Board of Directors or an individual Director may do so by sending a letter to the Secretary of the Company at 80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA. The Secretary will make copies of all such letters and circulate them to the appropriate Director or Directors. Shareholders may also contact the Company through our website, www.medaire.com which contains a link to an email account that we have established specifically for investor communications, invest@medaire.com.
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Policy and Objectives
This Compensation Discussion and Analysis describes the material elements of compensation for the Named Executive Officers of MedAire, Inc. The Compensation and Nomination Committee makes all decisions for the total direct compensation, i.e., base salary, incentive compensation, stock options, and other perquisites, of the Company’s executive officers, including the Named Executive Officers. The day-to-day design and administration of savings, health and welfare plans and policies applicable to U.S.-based employees in general are handled by Human Resource and Finance employees.
The Company’s executive compensation policy is designed to (i) attract qualified officers who have the potential to contribute to the long-term growth and success of the Company and thereby enhance shareholder value, (ii) to motivate such officers to perform at the highest of professional levels so as to maximize their contribution to the Company, and (iii) to retain such officers in the employ of the Company. Accordingly, the Company’s executive compensation policy is intended to offer the Company’s executive officers competitive compensation opportunities that are tied to their contribution to the growth and success of the Company and their personal performance.
An executive officer’s compensation package is generally comprised of three major elements: (i) base salary, which reflects both individual performance and a relationship to market levels for similar positions; (ii) an annual cash incentive bonus, which provides an incentive to help the Company achieve its financial objectives and meet individual goals; and (iii) discretionary equity (usually stock option) grants, which strengthen the mutuality of interests between the executive officers and the Company’s shareholders. The Committee considers total compensation when determining executive compensation, which, in addition to the foregoing, includes benefits such as health, dental, vision, insurance (life, accidental death and dismemberment and long-term disability), and the Company’s 401(k) plan, and perquisites such as car allowances and/or company provided vehicles, cell phones, PDAs and other items of value which are identified as having value and are not generally made available to non-executive officers. The Company strives to maintain total executive compensation within market norms and from time to time the Committee reviews and analyzes published, national salary survey data to ascertain average and/or median pay practices of organizations of comparable size in comparable industries to monitor progress in this regard.
To determine market levels of base pay for similar positions, periodically the Committee considers data obtained from the Watson Wyatt Data Services salary surveys which represent a cross section of various industries. The Company reviews the reported average and median salary levels reported for corresponding executive officer positions and targets market values to an average of these two figures. The last Watson Wyatt Data Services salary survey considered by the Committee was developed from 2004/2005 and 2006/2007 data.
Base Salary
Generally, base salary for each executive is initially established though negotiation at the time the officer is hired, taking into account the executive’s qualifications, experience, prior salary, and industry salary information. Year-to-year adjustments to each executive’s base salary are generally based upon personal performance for the year, changes in the general level of salaries of persons in comparable positions within the industry, the average merit salary increase for such year for all employees of the Company, the economic performance of the Company for the year, as well as other factors the Committee determines to be pertinent during an assessment period. In making base salary decisions, the Compensation and Nomination Committee exercises its judgment to determine the appropriate weight to be given to each of the above-listed factors.
Executive performance is evaluated on an annual basis. Such reviews evaluate the executive’s performance in relationship to their contribution toward the attainment of Company objectives and individual results in comparison to previously established individual goals. The Chief Executive Officer will provide his assessment of the other executives along with salary recommendations to the Committee for consideration and approval. The Committee will directly evaluate the performance of the Chairman and Chief Executive Officer on the basis of company financial performance compared to the financial plan for the year.
Based on a review of the applicable compensation data, as described above, base salaries for executives in 2006 were established at levels within 10% of the market value, with the majority of salaries established below market level. Annual reviews of salary generally take effect the first pay period of the calendar year. Messrs. Williams and Sandeen had not yet joined the company; therefore, their salaries were established at the time of their respective hires. Mr. Gibson’s annual base salary was adjusted by $1,688, reflecting a partial year of service with the Company in 2005. Ms. Giles’ base salary had been adjusted in late 2005, at the time she assumed the role of Vice President Global Response Services, and therefore, no adjustment was made in January 2006. Ms. Straty’s base salary was adjusted by $10,000 in order to establish a salary level within 10% of identified market levels. Ms. Sullivan Garrett’s salary was adjusted by $3,690 in recognition of the Company’s and her performance and her tenure.
In addition to the annual review, more recent compensation data was reviewed in the latter part of 2006, resulting in adjustments for Ms. Giles and Ms. Straty, $6,300 and $15,440 respectively, which were designed to align each individual’s salary more closely to the identified market values.
Incentive Bonus
The MedAire, Inc. Senior Management Bonus Program for 2006 provided for incentive compensation of 20% of a participant’s base salary. The program is a discretionary program and includes provisions for the establishment of goals. The goals represent both company and individual goals which are weighted equally. For 2006, incentive payment recommendations were based upon management discretion and approved by the Committee.
Mr. Williams negotiated, at the time of hire, a separate bonus plan which provides for a bonus opportunity equal to 46% of his base salary. The bonus criteria is defined and approved by the Board on an annual basis.
Stock Options
The Committee may at its discretion utilize equity (usually stock option) grants as part of total executive compensation. However, in order to avoid dilution of shareholder value and in recognition of costing methodologies associated with the granting of stock options and Australian Stock Exchange regulations that often require separate shareholder approval of executive option grants, the Company has recently limited the use of equity as a part of executive compensation. During 2006, the Company did not grant any stock options to executives. Stock options provide executives with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company’s stock. Stock option grants are intended to directly motivate an executive to maximize long-term shareholder value. Stock option grants to executives typically vest over five years and are intended to encourage executives to continue in the employ of the Company.
Insurance Benefits
In addition to the cash and equity components of compensation, the Company offers to its executive officers certain non-cash and non-stock benefits. These benefits include health, dental and vision insurances. These insurances are part of a group insurance plan made available to all full-time employees of the Company. The Company generally pays the entire cost of the selected programs for participating executive officers and their families. Executives are eligible to participate on the first day of the month following their date of hire, while the waiting period for non-executives is generally the first day of the month following 90 days of employment.
The Company provides and pays for life and accidental death and dismemberment insurance coverage for all full time employees through a group insurance policy. The level of coverage is equal to one times salary, up to a maximum of $100,000, so executives receive comparatively greater coverage than non-executives because executive salaries are generally higher. Executives are eligible to participate on the first day of the month following their date of hire, while the waiting period for non-executives is generally the first day of the month following 90 days of employment.
The Company provides and pays for long term disability insurance coverage for all full-time employees through a group insurance policy. The Chairman and Chief Executive Officer are provided a benefit of 60% of basic monthly earnings to a maximum of $10,000 per month. Other executives are provided a benefit equal to 60% of basic monthly earnings to a maximum of $5,000 per month. Executives are eligible to participate on the first of the month following their date of hire, while the waiting period for non-executives is generally the first day of the month following 90 days of employment.
401(k) Plan
The Company provides a defined contribution retirement savings plan in the form of a 401k plan for all employees who satisfy the eligibility requirements. All employees who choose to participate are eligible for Company matching contributions equal to 100% of the first 3% of deferred income and an additional 50% of the next 2% of deferred income, up to the maximum allowed under plan provisions and IRS regulations.
Vacation
The Company provides an annual vacation benefit for all full-time employees including its executive officers, ranging from two to four weeks depending on length of service. Mr. Williams negotiated, at the time of his hire, vacation equal to 22 days per year. Ms. Sullivan Garrett negotiated six (6) weeks of vacation with her contract. Executive officers, in general, are provided with three weeks of vacation at time of hire, pro-rated for the first year of employment.
Severance (Garden Leave) in Employment Agreements
Employment agreements with named executive officers generally provide for the continuation of salary and certain benefits, and in the agreements of the Chairman and Chief Executive Officer, perquisites, in the event that the named executive officer is removed from his or her respective position. These provisions are generally included in executive employment agreements when the Committee believes they are important to the Company’s ability to attract and retain top quality executive talent.
Perquisites
The Company provides to its Chairman a car allowance of $950 per month. The Company provides to its Chief Executive Officer a car allowance of $500 per month. Certain other perquisites may, from time to time, be provided to executive officers of the Company. Currently, the Chairman, Chief Executive Officer and Vice President Global Response Services are issued cellphones, PDA’s, and other electronic communication devices. These perquisites are provided when the Committee believes they are important to the Company’s ability to attract and retain top quality executive talent or to increase the availability of the executives to focus on the business of the enterprise.
Implementation of the Executive Compensation Policy
The following describes the manner in which the Company’s executive compensation policy was implemented with respect to the Company’s named executive officers for the fiscal year ended December 31, 2006. Also summarized below are some of the more important factors that were considered in establishing each executive officer’s compensation package for the 2006 fiscal year. Additional factors were also taken into account, and the Committee may, in its discretion, apply entirely different factors (particularly, different measures of performance) in setting executive compensation for future fiscal years, but it is expected that all compensation decisions will be designed to further the general executive compensation policy set forth above.
Each year, the Chief Executive Officer recommends to the Committee new base salary levels, annual incentive bonus levels as a percentage of base salary, and any stock option grants for all executives other than the Chief Executive Officer. In formulating such recommendations, the Chief Executive Officer considers industry and national surveys of compensation, as well as the past and expected future contributions of the individual executive officers. The Committee then reviews the Chief Executive Officer’s recommendations in light of its assessment of each officer’s past performance and its expectations as to future contributions, and arrives at new compensation levels for each of the executives, including the Chief Executive Officer.
Chief Executive Officer Compensation
In setting the compensation payable to James A. Williams (who was the Chief Executive Officer from March 8, 2006 through December 31, 2006), the Committee reviewed and analyzed the Company’s performance, the effect of the Change of Control which occurred in March 2006, and national survey data to determine a competitive market level base salary for the Company’s industry, and considered Mr. Williams’ qualifications, experience and prior salary.
The Committee also considered the importance of the Chief Executive Officer position to the Company. The Chief Executive Officer is responsible for the execution of the Company’s strategic plan. The Company’s earnings for the year are considered a priority with other factors such as meeting specific market targets, customer satisfaction, key personnel recruiting, and turnover comprising the remaining compensation criteria for consideration. Mr. Williams’ bonus structure provides for a bonus opportunity equal to 46% of his base salary. The criteria and the payment of the bonus are based on Company and individual goals reviewed and approved by the Committee and subject to Board approval.
In the event that Mr. Williams is removed by the Company from his position, his employment agreement generally provides for the continuation of base salary, benefits and perquisites during the 12-month period following such removal. In the event of Mr. Williams’ death or disability, his employment agreement generally provides for the continuation of base salary, benefits and perquisites during the 12-month period following such death or disability.
Chief Technology Officer Compensation
In setting the compensation payable to James D. Gibson, the Committee reviewed and analyzed market data, as described above, to determine a competitive market level base salary for the Company’s industry, and considered the Company’s and Mr. Gibson’s performance during Mr. Gibson’s tenure, and competitiveness with similar positions in industry.
The Committee also considered the importance of the Chief Technology Officer position to the Company. The Chief Technology Officer is responsible for ensuring the functionality of all technology systems and applications in support of the attainment of company goals. The Company’s performance and the attainment of Sarbanes-Oxley compliance round out the compensation criteria. Mr. Gibson is eligible to participate in the Company’s senior management bonus program. His individual goals are established to support the overall attainment of company goals. In 2006, Mr. Gibson’s bonus opportunity was 20% of base salary, with company and individual goals weighted equally.
In the event that Mr. Gibson is removed by the Company from his position, his employment agreement generally provides for the continuation of base salary and benefits during the 6-month period following such removal.
Vice President Global Response Services Compensation
In setting the compensation payable to Heidi Giles, the Committee reviewed and analyzed market data, as described above to determine a competitive market level base salary for the Company’s industry, and considered the

Company’s and Ms. Giles’ performance during Ms. Giles tenure, and competitiveness with similar positions in industry.
The Committee also considered the importance of the Vice-President Global Response Services position to the Company. The Vice President Global Response Services is responsible for ensuring consistent, timely and effective delivery of the Company’s response services to clients, and customer satisfaction. The Company’s performance and the stability of operations during a change of control complete the compensation criteria. Ms. Giles is eligible to participate in the Company’s senior management bonus program. Her individual goals are established to support the overall attainment of Company goals. In 2006, Ms. Giles’ bonus opportunity was 20% of base salary, with Company and individual goals weighted equally. In addition, during Ms. Giles’ transition from a sales manager role to her current role, she continued to perform duties for both roles. As a result, Ms. Giles was awarded a one time bonus of $10,000 in recognition of her contributions during this transition period.
In the event that Ms. Giles is removed by the Company from her position, her employment agreement generally provides for the continuation of base salary and benefits during the 6-month period following such removal.
Vice President Human Resources
In setting the compensation payable to Janis Straty, the Committee reviewed and analyzed market data, as described above to determine a competitive market level base salary for the Company’s industry, and considered the Company’s and Ms. Straty’s performance during Ms. Straty’s tenure, and competitiveness with similar positions in industry.
The Committee also considered the importance of the Vice President- Human Resources position to the Company. The Vice President Human Resources is responsible for the ensuring that corporate human resource strategies, policies, and practices support the achievement of Company objectives. The Company’s performance and the stability of operations during a change of control complete the compensation criteria. Ms. Straty is eligible to participate in the Company’s senior management bonus program. Her individual goals are established to support the overall attainment of Company goals. In 2006, Ms. Straty’s bonus opportunity was 20% of base salary, with company and individual goals weighted equally.
In the event that Ms. Straty is removed by the Company from her position, her employment agreement generally provides for the continuation of base salary and benefits during the 6-month period following such removal.
Chief Financial Officer Compensation
In setting the compensation payable to Roger Sandeen (who was the Chief Financial Officer from July 24, 2006 through December 31, 2006), the Committee reviewed and analyzed market data, as described above to determine a competitive market level base salary for the Company’s industry, and considered Mr. Sandeen’s qualifications, experience and prior salary.
The Committee also considered the importance of the Chief Financial Officer position to the Company. The Chief Financial Officer is responsible for financial planning and recordkeeping, communicating financial performance and forecasts to the investment community, and for managing the financial risks of the Company; these factors round out the criteria for consideration regarding compensation. Mr. Sandeen is eligible to participate in the Company’s senior management bonus program. His individual goals are established to support the overall attainment of Company goals. In 2006, Mr. Sandeen’s bonus opportunity was 20% of base salary, with company and individual goals weighted equally.
In the event that Mr. Sandeen is removed by the Company from his position, his employment agreement generally provides for the continuation of base salary and benefits during the 9-month period following such removal.

Chairman Compensation
In setting the compensation payable to Joan Sullivan Garrett (who was Chairman from January 1, 2006 through December 31, 2006 and who served in a dual capacity as Chief Executive Officer from January 1, 2006 through March 8, 2006), the Committee reviewed and analyzed market data, as described above to determine a competitive market level base salary for the Company’s industry, and considered the Company’s and Ms. Sullivan Garrett’s performance during Ms. Sullivan Garrett’s tenure, competitiveness with similar positions in industry, and the Company change of control which occurred in March 2006.
The Committee also considered the importance of the Chairman position to the Company. First, the Chairman position is responsible for ensuring proper governance and management of the Company. The Company’s earnings for the year are considered a priority, customer satisfaction and retention, and a seamless transition in operational management round out the compensation criteria. Adjustments are made in the Chairman’s compensation to take into consideration extraordinary circumstances that may have occurred during the period. Ms. Sullivan Garrett is eligible to participate in the Company’s senior management bonus program. Her individual goals are established to support the overall attainment of Company goals. In 2006, Ms. Sullivan Garrett’s bonus opportunity was 20% of base salary, with company and individual goals weighted equally.
Ms. Sullivan Garrett’s employment contract provides that she may not be terminated for the term of her employment agreement; the term being defined as March 1, 2006 to February 28, 2011. In the event that Ms. Sullivan Garrett is removed by the Company from her position, her employment agreement generally provides for the continuation of base salary, benefits and perquisites during the remainder of the term of the employment agreement. In the event of Ms. Sullivan Garrett’s death or disability, her employment agreement generally provides for the continuation of base salary, benefits and perquisites during the remainder of the term of the employment agreement.
Previous Named Executive Officers
The compensation packages for Michelle M. Hanson (who was Chief Financial Officer from January 1, 2006 through July 19, 2006), James E. Lara (who was President and Chief Operating Officer from January 1, 2006 through August 30, 2006) and Jeffrey A. Gregorec (who was Vice President Sales from January 1, 2006 through October 4, 2006) was determined by the Committee in a similar manner.
Report of the Compensation and Nomination Committee
The Compensation and Nomination Committee has reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company management. Based on the review and discussions, the Compensation and Nominating Committee recommended to the Company’s Board of Directors that the CD&A be included in the Proxy Materials.
Compensation and Nomination Committee
Roy Herberger (Chairperson)
Terry Giles
John Jessup

The following table summarizes the compensation of the Named Executive Officers for the fiscal year end December 31, 2006. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below. In addition, four additional officers whose executive officer positions ended in 2006 are included because either their compensation exceeds that of other Named Executive Officers or they served as Chief Executive Officer or Chief Financial Officer during a portion of 2006.
Summary Compensation Table
For the Year Ended December 31, 2006

								Change in
								Pension Value
					Dollar Value	Dollar Value		and Non-Qualified
					Of	Of	Non-Equity	Deferred
					Stock-Based	Option	Incentive Plan	Compensation	All Other	Total
Name and Principal Position	Year	Salary	Bonus (5)	Commission (6)	Awards	Awards	Compensation	Earnings	Compensation (7)	Compensation
James Allen Williams (1) Chief Executive Officer	2006	$199,483	$—	$—	$—	$—	$—	$—	$53,699	$253,182
Jim Gibson Chief Information Officer	2006	136,673	—	—	—	—	—	—	16,076	152,749
Heidi Giles Vice President, Global Response Services	2006	105,970	10,000	14,371	—	—	—	—	9,243	139,584
Janis Straty Vice President of Human Resources	2006	98,683	—	—	—	—	—	—	12,097	110,780
Roger Sandeen (2) Chief Financial Officer	2006	74,041	—	—	—	—	—	—	1,679	75,720
Joan Sullivan Garrett (3) Chairman	2006	249,619	—	—	—	—	—	—	38,175	286,294
Michelle Hanson (4)	2006	139,292	—	—	—	—	—	—	16,567	155,858
Jim Lara (4)	2006	216,179	25,000	—	—	—	—	—	14,049	255,228
Jeff Gregorec (4)	2006	139,979	—	34,499	—	—	—	—	13,256	187,734

(1)	Mr. Williams was designated Chief Executive Officer on March 8, 2006.

(2)	Mr. Sandeen was designated Chief Financial Officer on July 24, 2006.

(3)	Ms. Sullivan Garrett resigned her position as Chief Executive Officer effective March 8, 2006.

(4)	In accordance with their employment agreements, the Company, at its discretion, placed Ms. Hanson, Mr. Lara and Mr. Gregorec on garden leave effective July 27, 2006, August 31, 2006 and October 5, 2006, respectively.

(5)	Bonuses include one-time amounts paid to Ms. Giles for performing both the Vice-President, Global Response Services and Director, Commercial Aviation Sales positions during transition in early 2006 and to Mr. Lara for services performed during 2006. Mr. Lara’s bonus was approved by the Board of Directors.

(6)	Represents sales commissions paid to Ms. Giles and Mr. Gregorec in accordance with the Company’s sales commission plan.

(7)	See All Other Compensation Table for the detail components.

The following table details all other compensation included in the previous table.
All Other Compensation
For the Year Ended December 31, 2006

					Financial
					Planning
	401 (k)	Insurance	Relocation	Auto	Consulting	Tax
	Match	Benefits	Expenses	Allowance	Services	Gross-up (3)	Total
James Allen Williams	$3,452	$14,470	$20,714	$5,000	$—	$10,064	$53,699
Jim Gibson	4,627	11,448	—	—	—	—	16,076
Heidi Giles	5,214	4,029	—	—	—	—	9,243
Janis Straty	3,947	8,283	—	—	—	—	12,230
Roger Sandeen (1)	—	1,679	—	—	—	—	1,679
Joan Sullivan Garrett	8,664	15,366	—	9,694	1,500	5,231	40,455
Michelle Hanson	5,562	11,284	—	—	—	—	16,846
Jim Lara	5,492	9,050	—	6,000	—	—	20,542
Jeff Gregorec	5,089	8,222	—	—	—	—	13,311

(1)	Mr. Sandeen was not eligible to participate in 401(k) match during 2006.

(2)	Insurance benefits include medical, dental and vision insurance premiums except Ms. Sullivan Garrett’s total also includes life insurance premiums.

(3)	Tax gross-up represents reimbursement of income taxes associated with taxation of relocation expenses, auto allowances and life insurance premiums.
Grants of Plan-Based Awards for the Year Ended December 31, 2006
There were no stock options or stock units granted in 2006 to any of the Company’s Named Executive Officers.
The following table shows the number of shares covered by exercisable and unexercisable options held by the Company’s Named Executive Officers on December 31, 2006.
Outstanding Equity Awards
As of December 31, 2006

	Option Awards
	Number	Number
	of Securities	of Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Named Executive Officer	Exercisable	Unexercisable	($)	Date
Jim Williams	—	—	$—	—
Jim Gibson	50,000	—	0.5816	12/15/2015
Heidi Giles	50,000	—	0.7381	10/22/2014
Janis Straty	50,000	—	0.7800	12/17/2013
	50,000	—	0.7200	4/28/2014
Roger Sandeen	—	—	—	—
Joan Sullivan Garrett	—	—	—	—
Michelle Hanson (1)	100,000	—	0.9200	2/6/2014
	50,000	—	0.7200	4/28/2014
Jim Lara (1)	162,279	—	0.6800	12/31/2009
	417,721	—	0.6800	12/31/2009
Jeff Gregorec (1)	100,000	—	0.7381	10/22/2014

(1)	Ms. Hanson, Mr. Lara and Mr. Gregorec are currently on garden leave. At the end of their garden leave period in 2007, their employment will terminate and their options and warrants will expire.

None of the Company’s Named Executive Officers exercised any stock options for the year ended December 31, 2006.
The Company’s Named Executive Officers did not have any Pension Benefits for the year ended December 31, 2006.
The following table summarizes option exercises and stock vested for the fiscal year end December 31, 2006.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name and Position	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
James Williams	—	—	—	—
Jim Gibson	—	—	—	—
Heidi Giles	—	—	—	—
Janis Straty	—	—	—	—
Roger Sandeen	—	—	—	—
Joan Sullivan Garrett	—	—	—	—
Michelle Hanson	—	—	—	—
Jim Lara	—	—	—	—
Jeff Gregorec	—	—	—	—
The following table summarizes information about the options, warrants and rights and other equity compensation under the Company’s Amended and Restated 1998 Key Employee Stock Option Plan as of the close of business on December 31, 2006. The table does not include information about tax qualified plans such as the Company’s 401(k) Plan.
Equity Compensation Plan Information

Number of securities remaining
	Number of securities to		available for future issuance
	be issued upon exercise	Weighted-average	under equity compensation
	of outstanding options,	price of outstanding	plan (excluding securities
	warrants and rights	options, warrants and rights	reflected in column (a)
Plan Category	(a) (1)	(b)	(c) (2)
Equity compensation plans approved by security holders	2,343,630	0.53	6,865,564
Equity compensation plans not approved by security holders	—	—	—
Total	2,343,630	0.53	6,865,564

(1)	All of the stock options (1,763,630) and warrants (580,000) are exercisable as of December 31, 2006.

(2)	In accordance with the Plan, these numbers represent 15% of the Company’s shares outstanding less the number of stock options issued of 1,763,630.

The table below reflects amounts payable to the following individuals in accordance with each of their employment agreements as of December 31, 2006.
Potential Payments and Benefits upon Termination

Involuntary
Name	Termination (1)
James Williams	$261,458
Jim Gibson	70,404
Heidi Giles	57,877
Janis Straty	58,209
Roger Sandeen	133,989
Joan Sullivan Garrett	1,041,666
Michelle Hanson (2)	56,389
James Lara (2)	149,746
Jeff Gregorec (2)	40,241

(1)	This amount is garden leave allowance in accordance with their employment agreement and excludes benefits related costs except for Ms. Hanson, Mr. Lara and Mr. Gregorec.

(2)	Ms. Hanson, Mr. Lara and Mr. Gregorec are currently on garden leave which will end on April 27, 2007; August 31, 2007 and April 5, 2007, respectively. The amounts include compensation payments and benefits.
The following tables summarizes director compensation for the year ended December 31, 2006.
Director Compensation Table
For the year Ended December 31, 2006

Change in
		Dollar Value	Compensation	Pension Value	Aggregate
	Fees Earned	Of	Under Non-Stock	and Non-Qualified	Amount of
	or	Stock-Based	Incentive	Deferred Compensation	All Other	Total
Board of Director Member (1)	Paid in Cash	Awards (3)	Plans	Earnings	Compensation	Compensation
Terry Giles	$65,125	$15,216	—	—	—	$80,341
Roy Herberger	64,125	15,216	—	—	—	79,341
Gregory J. Bell (2)	—	—	—	—	—	—
John Gilbert McCormack	44,169	2,536	—	—	—	46,705
Sandra Wilkenfeld Wadsworth (2)	—	—	—	—	—	—
Neil Warren Hickson (2)	—	—	—	—	—	—
John Jessup (2)	—	—	—	—	—	—

(1)	The total compensation for Ms. Sullivan Garrett and Mr. Williams, also members of the Board of Directors, is included in the Summary Compensation table included elsewhere in this section. They receive no director fees.

(2)	These individuals have waived their rights to any director compensation through 2007.

(3)	Represents the compensation costs for financial reporting purposes for the year under FAS 123R. See Note 12 to the financial statements.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
The following table sets forth the name, age and position of each of the members of our Board of Directors and our executive officers as of the date of this Proxy Statement:

Name	Age	Position
James Allen Williams	52	Chief Executive Officer, Class III Director
Joan Sullivan Garrett	57	Chairman, Class I Director
Terry Giles*	64	Class I Director
Dr. Roy Herberger**	64	Class I Director
Gregory J. Bell***	47	Class II Director
Neil Warren Hickson	49	Treasurer, Secretary, Class III Director
John Jessup	47	Class III Director
John Gilbert McCormack	67	Class II Director
Sandra Wilkenfeld Wadsworth	58	Class II Director

*	Chairman of the Special Compliance Committee and member of the Audit and Corporate Governance Committee and the Compensation and Nomination Committee.

**	Chairman of the Compensation and Nomination Committee and member of the Audit and Corporate Governance Committee.

***	Chairman of the Audit and Corporate Governance Committee.
Class I Directors will continue to hold office until the Annual Meeting when they are standing for re-election. Class II Directors will continue to hold office until 2008 annual meeting of shareholders when they are required to stand for re-election at the 2008 Annual Meeting. Class III Directors will continue to hold office until 2009 Annual Meeting of shareholders when they are required to stand for re-election at the 2009 Annual Meeting. At each annual meeting after the 2006 Annual Meeting, Directors will be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual meeting. Officers are designated by and serve at the pleasure of the Board of Directors (subject to the terms of any employment agreement).
Information regarding Directors:
James Allen Williams. James Allen Williams was appointed as a Director on December 21, 2005. March 8, 2006, Mr. Williams was designated as the Chief Executive Officer of the Company. Mr. Williams served as Executive Vice President and General Manager of International SOS from March 1999 through December 2004. From December 2004 through October 2005, Mr. Williams served as President and Chief Operating Officer, Americas Region, of International SOS. From October 2005 through December 2005, Mr. Williams served as Group Director for Health and Safety Market Development for International SOS. Mr. Williams’ corporate responsibilities for International SOS have included the consolidation of United States International SOS operations, building a professional management team, direct oversight of International SOS’ operations in North, Central and South America and development of health and safety commercial strategy and capabilities for the oil and gas industries and the commercial and military aviation sectors. Mr. Williams earned his Bachelor of Science degree in Mechanical Engineering from North Carolina State University.
Gregory J. Bell. Mr. Bell was elected as a member of our Board of Directors upon the effectiveness of consent resolutions of a majority of our shareholders (the “Consent Resolutions”), March 1, 2006. From May 2005 through the present, Mr. Bell served as Chief Financial Officer of the Americas Region for International SOS Assistance, Inc., an emergency medical assistance company, (“International SOS”), responsible for finance and information technology. From January 2003 until joining International SOS, Mr. Bell served as Chief Financial Officer, Secretary and Treasurer of Katalyst LLC, an investment banking firm focused on the technology marketplace. From October 1999 to December 2002, Mr. Bell served as Chief Financial Officer, Secretary and Treasurer of Destiny Websolutions, Inc., a product and services technology firm. Mr. Bell has also operated a consulting business providing bookkeeping services to clients since April 2005. Mr. Bell is our Audit Committee financial expert. Mr. Bell received his BS in Accounting from the Pennsylvania State University and is a Certified Public Accountant.

John Gilbert McCormack. Mr. McCormack was elected as a member of our Board of Directors upon the effectiveness of the Consent Resolutions, March 1, 2006. Since 1972, Mr. McCormack has been employed by the Company he founded, McCormack International Pty Ltd to facilitate the import to Australia and distribution of industrial, office, security, transport and medical paper products from the U.S., Canada, Japan and the U.K. Since 1992, Mr. McCormack has consulted to that sector and worked with government agencies in Australia on waste reduction initiatives and water improvement programs. Mr. McCormack earned his Degree in Paper Marketing from the University of Technology.
Sandra Wilkenfeld Wadsworth. Ms. Wadsworth was elected as a member of our Board of Directors upon the effectiveness of the Consent Resolutions, March 1, 2006. From October 2000 to the present, Ms. Wadsworth has served as Senior Executive Vice President, Global Accounts for International SOS. Her duties include global accounts management. Ms. Wadsworth is also a member of the Executive Committee of International SOS. Ms. Wadsworth earned her Bachelor and Master of Arts degrees in English from Sam Houston State University.
Neil Warren Hickson. Mr. Hickson was elected as a member of our Board of Directors upon the effectiveness of the Consent Resolutions, March 1, 2006. He was appointed as Secretary and Treasurer on March 8, 2006. From January 2000 to the present, Mr. Hickson has been employed as Deputy Managing Director and Chief Financial Officer of International SOS (Australia) Pty Ltd, an emergency medical assistance company. Mr. Hickson is responsible for financial and general management of that company. Mr. Hickson earned his Bachelor of Economics degree in Accounting from the University of Sydney.
John Jessup. Mr. Jessup was elected as a member of our Board of Directors upon the effectiveness of the Consent Resolutions, March 1, 2006. From July 2005 through the present, Mr. Jessup has served as Managing Director, Australia Region for International SOS (Australia) Pty Ltd., an emergency medical assistance company. Mr. Jessup is responsible for managing operations for International SOS (Australia) Pty Ltd in Australia, New Zealand, Papua New Guinea and the Pacific Islands. Mr. Jessup received his Medical Rep. Diploma from the Australian Pharmaceutical Manufacturers’ Association. Mr. Jessup also earned Bachelor of Economics and Master of Business Administration degrees from Macquarie University.
Information about Joan Sullivan Garrett, Terry Giles and Dr. Roy Herberger is set forth under “Proposal 1—Election of Directors” above.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our agreement with Laerdal Medical Corporation is on terms comparable to the terms we would have received in an arms-length transaction with an un-related party. The Company purchases medical kit and AED components from un-related suppliers.
The Letter Agreements dated December 27, 2005, between Best Dynamic Services Limited (“BDS”) and Joan Sullivan Garrett outline mutual goals and strategies relating to the direction and control of the Company. Pursuant to the Letter Agreements, BDS and Ms. Sullivan Garrett agreed to execute certain Consent Resolutions and to urge other shareholders to approve such Consent Resolutions. As described in the definitive Information Statement on Schedule 14C, filed on February 9, 2006, the executed Consent Resolutions caused a substantial change in the composition of the Company’s Board of Directors with the election of six new Directors nominated by BDS. As reported by BDS on its Schedule 13D filed with the SEC on December 27, 2005, BDS is a wholly-owned subsidiary of Blue Cross Travel Services B.V., which is a wholly-owned subsidiary of International SOS (EMEA) Holdings N.V. (“ISOSH”), which is a wholly-owned subsidiary of AEA International Holdings Limited. Each such entity disclaims any beneficial ownership of any of the securities to which such report relates, except to the extent of each such entity’s indirect pecuniary interest in such securities. Arnaud P.A. Vaissie, Pascal M.G. Rey-Herme, and Laurent Sabourin, collectively, have investment and voting power with respect to the securities of AEA International Holdings Limited and may be deemed to indirectly beneficially own the securities held by BDS. Each such person disclaims any beneficial ownership of any of the securities to which such report relates, except to the extent of each such person’s indirect pecuniary interest in such securities.

Ms. Sullivan Garrett also agreed to refrain from selling, pledging or otherwise disposing of the common stock or voting power through the common stock for a period of five years, subject to specified exceptions. Ms. Sullivan Garrett also agreed to grant to BDS or its designee a right of first offer to purchase the common stock held by Ms. Sullivan Garrett at the purchase price defined in the Letter Agreements.
Also pursuant to the Letter Agreements, following the effectiveness of the Consent Resolutions, Joan Sullivan Garrett, who continues as our Chairman and currently holds approximately 32.5% of our outstanding common stock, was appointed for a period of 5 years as a member of the Board of Directors of AEA Investment, Ltd., a wholly-owned subsidiary of AEA International Holdings, Ltd., a corporation organized under the laws of the British Virgin Islands and the parent company of BDS and International SOS Assistance, Inc. Ms. Sullivan Garrett will be paid a fee of $4667.67 per month, and fees may be paid in advance.
Pursuant to the Letter Agreements, Ms. Sullivan Garrett and BDS entered into a Shareholders Agreement, effective March 1, 2006, pursuant to which they agreed not to vote their respective shares of common stock in any way inconsistent with the terms of the Letter Agreements. For 5 years, the Shareholders Agreement further requires BDS and Ms. Sullivan Garrett to vote all of its or her shares and take all other necessary or desirable actions within its or her control so that (a) the size of the Board of Directors of the Company will be established and maintained at nine (9); and the individuals named in the remainder of this paragraph will be elected to the Board of Directors of the Company. Initially, the individuals shall be (i) six (6) directors nominated by BDS, (ii) Ms. Sullivan Garrett, and (iii) two (2) directors nominated by Ms. Sullivan Garrett. Once Ms. Sullivan Garrett’s share ownership has been reduced to one-half of her current holdings, the individuals shall be (i) seven (7) directors nominated by BDS, (ii) Ms. Sullivan Garrett, and (iii) one (1) director nominated by Ms. Sullivan Garrett. Once Ms. Sullivan Garrett’s share ownership has been reduced to one-tenth of her current holdings, the individuals shall be (i) eight (8) directors nominated by BDS, and (ii) Ms. Sullivan Garrett. Ms. Sullivan Garrett and BDS together hold approximately 37.7% of our outstanding common stock. Ms. Sullivan Garrett, BDS and BDS’ affiliates, Bell Potter Nominees, Ltd. and Excellus Investments Pte. Ltd. hold approximately 69.1% of our outstanding common stock.
On July 1, 2006, the Company entered into a contract with International SOS Assistance, Inc. (“ISOS”) to provide online website access for international travel related information. This website will be used by employees of the Company’s customers who travel internationally. The employees will be able to view information by country including health risks, vaccinations, medical care, safety, security and travel information. The contract is effective July 1, 2006 through July 1, 2007, and automatically renews for one year periods; however, either party may terminate the contract with 30 days written notice. The initial set-up fee is $50,000 and the initial annual fee is $60,000. The second year annual fee is $95,000 with subsequent annual fees negotiable. The Company paid $50,000 towards the 2006 total contract amount in the fourth quarter of 2006. The remaining amount due for the first year contract of $60,000 will be paid during fiscal 2007.
ISOS is affiliated with three other entities, Best Dynamic Services Limited, Bell Potter Nominees, Ltd. and Excellus Investments Pte. Ltd. These three entities owned 5.5%, 21.0% and 10.4%, respectively, of the Company’s outstanding common stock as of December 31, 2006. As of December 31, 2005, Best Dynamic Services Limited and Bell Potter Nominees, Ltd. owned 2.5% and 21.0%, respectively, of our outstanding common stock.
In early 2006, the Company entered into a five year employment agreement with Ms. Joan Sullivan Garrett, Chairwoman of the Company’s Board of Directors. Ms. Sullivan Garrett owned approximately 32.5% of the Company’s stock as of December 31, 2006 and 2005.
Laerdal Medical Corporation (“Laerdal”), a major vendor for medical equipment for the Company, previously owned the Company’s common stock. In June 2006, Laerdal sold the remaining shares it owned of the Company’s stock, at which time it ceased to be a related party. Laerdal owned 3.0% and 5.7%, respectively, of the Company’s outstanding common stock as of December 31, 2005 and 2004. The Company acquired equipment and supplies from Laerdal while it was a related party totaling $48,000, $96,000 and $174,000, respectively, for the six months ended June 30, 2006, and the years ended December 31, 2005 and 2004 and had an outstanding liability to Laerdal of $1,200 and $23,000, respectively, as of December 31, 2005 and 2004. Our agreement with Laerdal Medical

Corporation is on terms comparable to the terms we would have received in an arms-length transaction with an un-related party. The Company purchases medical kit and AED components from un-related suppliers.
The Company does not have a written policy with respect to the review, approval and ratification of related party transactions. Transactions with directors or their affiliates require the advance review of our Special Compliance Committee. These transactions are required to be on the same terms and require the same documentation as those transactions with unaffiliated persons. After these transactions are reviewed by the Special Compliance Committee, they are reviewed and approved by the Board of Directors. If applicable, the interested directors are absent for the discussion and approval. The transactions and voting are recorded in the minutes. These transactions are designated so the information is accessible as needed for reporting purposes.
The Company manages related policy transactions through the Charter and Policies and Procedures documented for the Special Compliance Committee. These transactions are required to be on the same terms and require the same documentation as those transactions with unaffiliated persons. As part of the policy, any director that may have an interest in the transaction should recuse themselves from the discussion and approval process. The transactions and voting are recorded in the minutes. These transactions are designated so the information is accessible as needed for reporting purposes.
INDEPENDENT AUDITORS
Epstein, Weber & Conover, P.L.C. (“EWC”) was appointed the Company’s independent registered public accounting firm effective June 30, 2006. Effective January 1, 2007, EWC combined practice with Moss Adams LLP (“Moss Adams”) and therefore resigned as the Company’s independent registered public accounting firm. According to information provided to the Company, all of the partners at EWC have become partners at Moss Adams. Effective January 1, 2007, the Company engaged Moss Adams to act as the Company’s principal independent accountant. The Audit Committee of the Company Board approved the decision to engage Moss Adams.
Representatives of Moss Adams, the Company’s independent auditors, are expected to be present at the Annual Meeting and will have the opportunity to make a statement. Such representatives are expected to be available to respond to appropriate questions from those attending the Annual Meeting.
Principal Accountant Fees and Services
The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of the Company’s annual financial statements, and tax services rendered by RSM McGladrey, Inc., for the years ended December 31, 2006 and 2005.

(In thousands)
Year Ended December 31	2006	2005
Audit Fees	$26	$585
Audit-Related Fees	—	—
Tax Fees	—	19
All Other Fees	—	—

Total	$26	$604

The following table presents fees for professional audit services rendered by Moss Adams, formerly known as EWC, for the audit of the Company’s annual financial statements, and tax services rendered by EWC, for the year ended December 31, 2006.

(In thousands)
Year Ended December 31	2006
Audit Fees	$51
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total	$51

Audit Fees. These amounts represent fees of McGladrey & Pullen, LLP and EWC for the audit of the Company’s annual consolidated financial statements and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as consents and assistance with review of documents filed with the SEC, including but not limited to our Registration Statement on Form 10. “Audit Fees” also include advice on accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits the non-U.S. jurisdictions require.
Audit-Related Fees. No audit-related fees were incurred during the years ended December 31, 2006 or 2005.
Tax Fees. These fees of RSM McGladrey, Inc., consist generally of tax compliance and return preparation. The compliance and return preparation services consisted of the preparation of original and amended tax returns, claims for refunds, and support during income tax audit or inquiries.
All Other Fees. No other fees were incurred during the years ended December 31, 2006 or 2005.
Policy on Audit and Corporate Governance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
The Audit and Corporate Governance Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Audit and Corporate Governance Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. On an as-needed basis, the Committee reviews and, if appropriate, pre-approves additional services to be performed by the independent auditor. All fees were approved in advance of service by the Audit and Corporate Governance Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that the Company’s Directors, executive officers and persons who own more than 10% of the Company’s common stock file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2006, Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with, although initial Form 3 filings for Roger Sandeen, Doug Bach, Kevin Gibbs and Richard Moore were not filed on a timely basis. The Company does not know of any other failure to file a required form pursuant to Section 16(a) during the fiscal year ended December 31, 2006.
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2008 Annual Meeting of Shareholders, the proposal must be on matters appropriate for shareholder action, in proper form and otherwise consistent with the rules and regulations under the Exchange Act and the Company’s By-laws, and received by the Secretary of the Company on or before December 11, 2007. Proposals should be directed to the Company’s Secretary, MedAire, Inc., 80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA.
OTHER BUSINESS
The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS
The Company is required to provide an Annual Report to shareholders who receive this proxy statement. The Company will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (not including documents incorporated by reference), are available without charge to shareholders upon written request to the Company: MedAire, Inc., Attention: Secretary, 80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA. You may review the Company’s filings with the Securities and Exchange Commission by visiting the Company’s website at www.medaire.com.

By Order of the Board of Directors

James Allen Williams
Chief Executive Officer
Tempe, Arizona, USA
April 9, 2007

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND DESIRE THEIR STOCK TO BE VOTED ARE URGED TO MARK, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY.

PROXY FORM
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I/We

of	being a Stockholder(s) of MedAire, Inc. hereby

appoint as my/our proxy	of

or, in his/her absence

of

or, failing him, or her (or if left blank), James Allen Williams, CEO, with full power of substitution, attorney and proxy to vote all shares of Common Stock, par value USD $0.001 per share, of MedAire, Inc. (the “Company”) held of record by the undersigned at the Annual Meeting of Shareholders of the Company to be held on 14 May 2007 or any adjournments or postponements thereof (the “Annual Meeting”), on the matters set forth in this Proxy, and, in his or her discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may be properly brought before the Annual Meeting. This Proxy revokes all prior proxies given by the undersigned.
This form is to be used in accordance with the directions below. Unless the proxy is directed, the proxy may vote or abstain or withhold a vote as he/she thinks fit subject to the statement below and point (iii) of the Instructions below.
The proposals are numbered as in the notice of meeting.

1.	ELECTION OF DIRECTORS
CLASS I NOMINEES:
☐	FOR ALL NOMINEES	☐	Joan Sullivan Garrett
		☐	Terry Giles
☐	WITHHOLD AUTHORITY	☐	Dr. Roy Herberger
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” AND FILL IN THE SQUARE NEXT TO EACH NOMINEE YOU WISH TO WITHHOLD, AS SHOWN HERE: ■.
2. TO CONSIDER AND ACT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

INSTRUCTIONS
i.	To direct the proxy to vote all shares held by the undersigned in a particular manner, place a check or cross in, or fill in, the relevant box. Unless otherwise indicated, the proxy may vote all shares held by the undersigned in the manner indicated, and, if not indicated, in the proxy’s discretion.

ii.	To direct the proxy to vote only a portion of the shares held by the undersigned in respect of an item of business in a particular manner, place in the relevant box either the number of shares to be cast in the manner on a poll or the percentage of the total shares held by the undersigned to be cast in that manner on a poll. This direction, if given, is also an instruction to the proxy to vote according to the proxy’s discretion on a show of hands. If you mark the abstain box or the withhold box for a particular item, you are directing your proxy not to vote on that item on a show of hands or on a poll and that your shares are not to be counted in computing the required majority on a poll.

iii.	This proxy, when properly executed, will be voted in the manner directed herein. If James Allen Williams is designated proxy hereunder (either expressly or by leaving blank the designation section at the top of this proxy) and no clear direction is made, this proxy will be voted FOR ALL NOMINEES in the Election of Directors. If a person other than James Allen Williams is expressly designated proxy hereunder (by properly identifying such person in the designation section at the top of this proxy) and no clear direction is made, this proxy may be voted by such person, in such person’s discretion, at the Annual Meeting.
If the stockholder is an individual stockholder or joint holders:

Usual signature	Usual Signature

Name (printed):	Name (printed):
Dated this                      day of                      2007
If the stockholder is a Company:

Executed for and on behalf of	by authority of the directors in the presence of:

Director/Secretary	Director

Name (printed):	Name (printed):

Dated this                      day of                      2007
Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.